MODIFICATION AGREEMENT


     MODIFICATION AGREEMENT made this 24th day of October, 1995 and between VASOMEDICAL, INC., a Delaware corporation (hereinafter the "Company") and Anthony Viscusi, an individual residing at 15 West 81st Street, New York, New York 10024 (hereinafter "Viscusi").

                             W I T N E S S E T H:

     WHEREAS, the Company and Viscusi entered into an Employment Agreement dated July 1, 1994 (hereinafter the "Employment Agreement"); and

     WHEREAS, the Company and Viscusi desire to amend said Employment Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Paragraph "3" of the Employment Agreement is hereby deleted in its entirety, and in its place and stead shall be the following:

          "3. Term Subject to earlier termination on the terms and conditions hereinafter provided, the term of the Agreement shall be comprised of a four (4) year period of employment commencing July 1, 1994 and ending June 30, 1998."

     2. Paragraph "14" shall be added to the Employment Agreement to be and read as follows:

          "14. Change of Control. In the event there shall be a Change of Control of the Company or of any person directly or indirectly presently controlling the Company, as hereinafter defined, the Warrants issued to Viscusi under paragraph 4(c) hereof shall become immediately vested and exercisable.

          A "Change of Control" of the Company, or in any person directly or indirectly controlling the Company, shall mean:

               (a) a change of control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act");

               (b) if during the Term of Employment any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date of this Agreement is a director of officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)03 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the voting power of the Company's then outstanding securities; or

               (c) if during the Term of Employment individuals who at the beginning of such period constitute the Board cease for any reason other than death, disability or retirement to constitute at least a majority thereof."

     3. The aforesaid Employment Agreement in all other respects is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Modification Agreement as of the day and year first above written.

                              VASOMEDICAL, INC.

                              By: /s/ Abraham E. Cohen
                                  ---------------------
                                   Abraham E. Cohen
                                   Chairman of the Board

                                  /s/ Anthony Viscusi
                                  ---------------------------
                                   Anthony Viscusi
                                       Employee